CAPITAL TEN PARTNERS, LLC
116 Village Boulevard
Princeton, New Jersey 08540
As of November 30, 2007

New Asia Partners China I Corporation
1401-02 China Insurance Building
166 Lujiazui Dong Lu
Pudong, Shanghai, 200120, China

Re: Irrevocable Letter of Credit

Ladies and Gentlemen:

In connection with the initial public offering of securities of New Asia Partners China I Corporation (“Payor”) and in order to cover certain expenses related thereto, Capital TEN Partners, LLC (“Payee”) hereby establishes this Irrevocable Letter of Credit (the “Letter of Credit”) in favor of Payor. Payor acknowledges that no funds have been advanced by Payee to Payor as of the date hereof under this Letter of Credit.

This Letter of Credit is for the benefit of Payor, all in accordance with the following terms and conditions:

1.  Expiration. This Letter of Credit automatically shall expire at the close of business on the earliest to occur of the following dates (the “Termination Date”):

      a.  November 30, 2008; and

  b.  The date on which Payor consummates an initial public offering of its securities under the Securities Act of 1933, as amended.

    If such Termination Date is not a Business Day (as hereinafter defined), then this Letter of Credit shall expire on the next succeeding Business Day.

2.  Stated Amount. The maximum aggregate amount available under this Letter of Credit shall be $110,000, which amount may be reduced from time to time as provided in paragraph 3, and is hereinafter referred to as the “Stated Amount.”

3.  Reductions in the Stated Amount. Upon the honoring of a demand for payment hereunder by Payee, the Stated Amount shall be reduced automatically by an amount equal to the amount of such demand for payment. Upon a reduction, Payee may require Payor to return this Letter of Credit and to accept in substitution hereof a substitute Letter of Credit for a Stated Amount reflecting such reduction, but otherwise identical in form and substance to this Letter of Credit.

4.  Documents To Be Presented. Funds under this Letter of Credit are available to Payor, against a certificate signed by Payor in the form of Schedule A hereto, appropriately completed. Multiple draws are permitted hereunder.

5.  Method and Notice of Presentment. The certificate referenced in paragraph 4 (a “Demand for Payment”) may be delivered to Payee in person, by mail, by an express delivery service, or by facsimile or email, at such number or numbers as Payee shall notify Payor from time to time in writing. A Demand for Payment shall be presented during Payee’s business hours on a Business Day prior to the expiration hereof at Payee’s office at 116 Village Boulevard Princeton, New Jersey 08540, Attention: Elliot P. Friedman, or at such other address as Payee may notify Payor in writing from time to time. As used herein, “Business Day” means any day other than a Saturday, a Sunday or a day on which banks are authorized or required to remain closed in New York City.

6.  Time and Method for Payment.

      a.  If Demand for Payment is made on a Business Day in conformity with the terms and conditions hereof, payment shall be made by Payee to Payor as promptly as practicable.

      b.  Payment under this Letter of Credit shall be made by check or wire transfer in immediately available funds to Payor in accordance with the transfer instructions set forth in the Demand for Payment.

7.  GOVERNING LAW. THIS LETTER OF CREDIT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

8.  Irrevocability. This Letter of Credit shall be irrevocable.

9.  No Negotiation. A Demand for Payment under this Letter of Credit shall be presented directly to Payee and shall not be negotiated to or by any third party.

10.  Complete Agreement. This Letter of Credit, including Schedule A hereto, sets forth in full the terms of our undertaking. Reference in this Letter of Credit to other documents or instruments is for identification purposes only and such reference shall not modify or affect the terms hereof or cause such documents or instruments to be deemed incorporated herein.

Payee hereby agrees with Payor to honor any Demand for Payment presented in compliance with the terms and conditions of this Letter of Credit.

Very truly yours,

CAPITAL TEN PARTNERS, LLC

By:
Name:
Title:

SCHEDULE A

CERTIFICATE FOR DRAWING

Capital TEN Partners, LLC
116 Village Boulevard
Princeton, New Jersey 08540

Re:	Irrevocable Letter of Credit for the benefit of New Asia Partners China I Corporation

New Asia Partners China I Corporation (“Payor”) hereby certifies to Capital TEN Partners, LLC (“Payee”), with reference to Irrevocable Letter of Credit (the “Letter of Credit”; any capitalized term used herein and not defined shall have its respective meaning as set forth in the Letter of Credit) issued by Payee in favor of Payor that:

1.  Demand is hereby made under this Letter of Credit for $________ which amount does not exceed the Stated Amount in the Letter of Credit.

2.  Payment of this demand shall be made by check or by wire transfer in immediately available funds to the undersigned, attention: ___________________________, ABA# ______________, Reference:___________________.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the _____ day of __________, ____.

NEW ASIA PARTNERS CHINA I CORPORATION

By:
Name:
Title: